Exhibit 5

August 7, 2013

Time Warner Inc.

One Time Warner Center

New York, New York 10019

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by Time Warner Inc. (the “Company”) with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the 34,944,104 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), that are being registered under the Registration Statement to be issued pursuant to the terms of the Time Warner Inc. 2013 Stock Incentive Plan (the “2013 Plan”).

I am Senior Vice President and Deputy General Counsel of the Company and have acted as counsel in connection with the preparation and filing of the Registration Statement. In that connection, I, or a member of my staff upon whom I have relied, have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	Restated Certificate of Incorporation of the Company, as amended and as currently in effect;

2.	By-laws of the Company, as amended and as currently in effect;

3.

Resolutions of the Board of Directors of the Company approving the 2013 Plan and authorizing the issuance of the Shares pursuant to the terms of the 2013 Plan and the registration of the Shares under the 2013 Plan;

4.	Resolutions of the stockholders of the Company approving the 2013 Plan; and

5.	The 2013 Plan.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have also assumed that: (i) any Shares that are issued will be issued for the consideration permitted under the 2013 Plan as currently in effect, and none of such Shares will be issued for less than $.01 per share; (ii) all actions required to be taken under the 2013 Plan by the Board of Directors of the Company have been or will be taken by the Board of Directors of the Company; and (iii) at the time of any issuance of the Shares under the 2013 Plan, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.

Based on and subject to the foregoing, I am of the opinion that:

1.	The Shares have been duly authorized for issuance.

2.

If and when any Shares are issued in accordance with the terms of the 2013 Plan, and subject to receipt of the purchase price for any Shares that are issued by the Company, and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and nonassessable.

You acknowledge that I am admitted to practice only in the States of California and Texas and am not an expert in the laws of any other jurisdiction. I am registered as In-House Counsel in New York pursuant to Part 522 of the Rules of the New York Court of Appeals. No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction, and note that the 2013 Plan specifies that it is governed by the laws of the State of New York. This opinion is as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof that may affect my opinion expressed herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name under Item 5 of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Brenda C. Karickhoff